Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Q32 Bio Inc. 2024 Stock Option and Incentive Plan and Q32 Bio Inc. 2024 Employee Stock Purchase Plan of our report dated March 10, 2026, with respect to the consolidated financial statements of Q32 Bio Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 10, 2026